Exhibit 24

POWER OF ATTORNEY
FORM S-8 REGISTRATION STATEMENT FOR
CAMPBELL SOUP COMPANY 2003 LONG-TERM INCENTIVE PLAN

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Ellen Oran Kaden and John J. Furey as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for such person and in such person’s name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 under the Securities Act of 1933 relating to the Campbell Soup Company 2003 Long-Term Incentive Plan, and any amendments thereto (including post-effective amendments), and to sign any and all additional registration statements that are filed pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefore, may lawfully do or cause to be done by virtue hereof.

CAMPBELL SOUP COMPANY	January 22, 2004

Signature

/s/ Douglas R. Conant	/s/ Philip E. Lippincott

Douglas R. Conant President, Chief Executive Officer and Director	Philip E. Lippincott Director

/s/ George M. Sherman	/s/ Mary Alice D. Malone

George M. Sherman Chairman and Director	Mary Alice D. Malone Director

/s/ Edmund M. Carpenter	/s/ David C. Patterson

Edmund M. Carpenter Director	David C. Patterson Director

/s/ Paul R. Charon	/s/ Charles R. Perrin

Paul R. Charon Director	Charles R. Perrin Director

/s/ Bennett Dorrance	/s/ Donald M. Stewart

Bennett Dorrance Director	Donald M. Stewart Director

/s/ Kent B. Foster	/s/ George Strawbridge, Jr.

Kent B. Foster Director	George Strawbridge, Jr. Director

/s/ Harvey Golub	/s/ Les C. Vinney

Harvey Golub Director	Les C. Vinney Director

/s/ Randall W. Larrimore	/s/ Charlotte C. Weber

Randall W. Larrimore Director	Charlotte C. Weber Director